UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRESIDIO PROPERTY TRUST, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland	33-0841255
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4995 Murphy Canyon Road, Suite 300 San Diego, California	92123
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Series C Common Stock, $0.01 par value per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. □

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. □

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-220514

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.  Description of Registrant’s Securities to be Registered.
Presidio Property Trust, Inc., a Maryland corporation (the “Registrant”), incorporates by reference the description of its Series C Common Stock, $0.01 par value per share (the “Series C Common Stock”), set forth under the caption “Description of Capital Stock” in the Registrant’s prospectus forming part of its Registration Statement on Form S-11 (File No. 333-220514), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (“SEC”) pursuant to the Securities Act of 1933, as amended (“Securities Act”). In addition, incorporated by reference herein is information relating to the Series C Common Stock under the heading “Certain Provisions of Maryland Law and Our Charter and Bylaws” in the Registration Statement. All of the above-referenced descriptions included in any prospectus relating to the Registration Statement to be filed with the SEC pursuant to Rule 424(b) under the Securities Act shall be deemed incorporated by reference into this Form 8-A.
Item 2.  Exhibits.
Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRESIDIO PROPERTY TRUST, INC.

Date: August 7, 2020	By: /s/ Jack K. Heilbron Jack K. Heilbron Chairman of the Board, Chief Executive Officer and President